Exhibit (h)(xliii)
Amendment No. 1

Amendment No. I to the Fund Participation Agreement ("Agreement") between The Prudential Insurance Company of America ("Insurance Company''), Lazard Asset Management Securities LLC ("LAM") and Lazard Retirement Series, Inc. (the "Fund") dated July 1, 1997.

WHEREAS, the parties have ent1ered into the Agreement regarding the Fund portfolios or portfolios set forth on Schedule I of the Agreement; and

WHEREAS, the parties desire to amend the Agreement in accordance with the provisions of Article XI thereof.

NOW, THEREFORE, in consideration of the above premises, the parties hereby agree as follows:

1.	Section 1.5 shall be deleted in its entirety and hereby replaced with the following:

"Contract" shall mean variable insurance contracts set forth in Schedule 1 that use the Fund as an underlying investment option. Individuals who participate under a group Contract are "Participants".

2.	Section 1.10 shall be deleted in its entirety and hereby replaced with the following:

"Separate Account" shall mean a separate account established by the Insurance Company, as set forth in Schedule 1, in accordance with the State Laws of New Jersey.

3.	Section 12.1 is deleted in its entirety and hereby replaced with the following:

Each notice required by this Agreement shall be given by certified mail, return receipt requested, or by facsimile to be followed up by regular or overnight mail to the appropriate Parties at the following addresses:

Insurer:	The Prudential Insurance Company of America 80 Livingston Avenue, Bldg. ROS 3
Roseland, New Jersey 07068
Attention: Yvonne S. Provost, Vice President
Facsimile: (973) 548-5844
Michael Scharpf, Vice President, Corporate Counsel
Facsimile: (973) 548-6575

Fund:    Lazard Retirement Series, Inc.
30 Rockefeller Plaza
New York, New York 10112
Facsimile: 212-332-5785
Attention: Charles Burgdorf

LAM:	Lazard Asset Management Securities LLC
30 Rockefeller Plaza
New York, New York 10112
Facsimile: 212-332-1703
Attention: Nathan A. Paul, Esq.

with copies to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Facsimile: 212-802-9049
Attention: Stuart H. Coleman, Esq.

Notices shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt or facsimile, whichever is earlier.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment No. 1 as of the date of the first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Yvonne S. Provost______________
Name:_Yvonne S. Provost______________
Title:__Vice President__________________

LAZARD RETIREMENT SERIES, INC.

By: /s/ Charles L. Carroll
Name: Charles L. Carroll
Title: President and Director

LAZARD ASSET MANAGEMENT SECURITIES LLC

By: /s/ Charles L. Carroll
Name: Charles L. Carroll
Title: Deputy Chairman

SCHEDULE l

The Funds

Fund Name	Class	Symbol	CUSIP
Lazard Retirement Small Cap Portfolio*	Service	N/A	521071803
Lazard Retirement U.S. Strategic EQuitv Portfolio	Service	N/A	521071308
Lazard Retirement Emerging Markets Portfolio	Service	N/A	521071209
Lazard Retirement International Eauitv Portfolio	Service	N/A	521071506

* As of June 1, 2009, this portfolio will be known as the Lazard Retirement U.S. Small Mid Cap Portfolio.

This agreement may also cover any additional Portfolios that the Lazard Retirement Series may offer in the future.

Separate Accounts and Contracts

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Group Variable Life Insurance Policies Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
Group Variable Universal Life	See above	333-01031	Variable Life Insurance
PruBenefit Select	See above	333-137572	Variable Life Insurance